Exhibit 99.1

Contact:	Susan Hardman
Intersil Investor Relations
Tel: (408) 546-3332
E-Mail: shardman@intersil.com

Intersil Corporation Reports Third Quarter 2005

Financial Results

— Revenue up 24% from same quarter last year, and up 13% sequentially

— Non-GAAP net income up 90% from same quarter last year, and up 43% sequentially

Milpitas, CA, October 19, 2005 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the quarter ended September 30, 2005. On a generally accepted accounting principles (GAAP) basis, net revenue was $157.2 million for the third quarter of 2005, up 24% from the third quarter of 2004, and up 13% from the second quarter of 2005. Net income for the third quarter of 2005 was $27.2 million or $0.19 earnings per diluted share as compared to a net loss from continuing operations of $24.5 million or $0.17 per share in the third quarter of 2004. For the second quarter of 2005, net income was $17.3 million or $0.12 earnings per diluted share.

Non-GAAP net income for the third quarter of 2005 was $30.8 million or $0.21 earnings per diluted share. This compares to non-GAAP net income of $16.2 million or $0.11 earnings per diluted share for the third quarter of 2004 and $21.5 million or $0.15 earnings per diluted share for the second quarter of 2005.

“As a pure-play high performance analog company Intersil delivered a record quarter in sales and earnings. Sales grew 13% sequentially, and non-GAAP net income grew by over 40% sequentially,” stated Rich Beyer, Intersil’s CEO and president. “Our growth and cost control initiatives are clearly paying off in the form of increased profits. Gross margins increased to over 56%, and our operating income improved to more than 22% of sales.”

By end market, Intersil’s third quarter sales were as follows: high-end consumer (28% of sales), industrial (24%), communications (24%), computing (24%). “We are exceptionally pleased with our continued broad-based success across many product families and applications, as all four of our end markets experienced sequential growth,” said Mr. Beyer. “The growth in the consumer market was driven by our handheld and display businesses. The computing market grew better than typical seasonality, and we are particularly pleased by our success in our notebook business. The communications market had a strong quarter, driven by demand for our DSL and infrastructure power

Intersil Third Quarter Earnings, Page Two

management products. The industrial market also experienced sequential growth, driven by growth across several general purpose product families.”

The Company reported gross margins of 56.2% for the quarter, compared to 55.5% in the second quarter of 2005 while improving inventory turns from 2.7 to 3.0. Operating cash flow for the third quarter was over $35 million, or 23% of sales, and the Company exited the third quarter with $691 million in cash and marketable securities, and no debt. During the quarter, the Company repurchased approximately $30.4 million, or 1.5 million shares of stock.

Business Outlook

“Our broad based-market success has generated solid momentum heading into the fourth quarter,” said Mr. Beyer. “As a result, we are well positioned to once again grow sequentially. We expect our fourth quarter revenue to grow between 5% to 7% from the third quarter. We also expect non-GAAP earnings per diluted share of approximately $0.23 to $0.24.”

Investors and interested parties within the United States may listen to Intersil’s conference call on October 19th at 4:45 p.m. Eastern/1:45 p.m. Pacific by dialing (800) 659-2056 and providing the operator with the conference and the pass code “INTERSIL.” International callers may connect to the call by dialing (617) 614-2714. A replay of Intersil’s conference call will be available for one week beginning on October 19th at 7:00 p.m. Eastern/ 4:00 p.m. Pacific by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally. The pass code for the replay is “53046125”. A live web cast will also be available on Intersil’s Investor Relations homepage at http://www.intersil.com/investor and a replay will be available until October 26, 2005.

A copy of this press release may be found on Intersil’s website at

http://www.intersil.com/cda/pressroom.

Intersil Third Quarter Earnings, Page Three

About Intersil

Intersil Corporation, a NASDAQ 100 Index company, is a leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address three of the industry’s fastest growing markets: flat panel displays, handhelds and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the company’s web site and career page at www.intersil.com.

NON-GAAP REPORTING

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share and gross margin, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of intangibles and other unusual items, such as gains or losses on strategic investments or exited product groups, impairment and restructuring costs and related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect the Company’s business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements

Intersil Corporation

Statement of Operations

Unaudited

(In millions, except per share amounts)

	Quarter Ended		Three Quarters Ended
	Sep 30, 2005	Oct 1, 2004	Sep 30, 2005	Oct 1, 2004
Net sales	$157.2	$127.0	$424.4	$408.7
Cost of product sales	69.0	59.0	188.9	179.7

Gross margin	88.2	68.0	235.5	229.0

Expenses and other income
Research and development	28.0	28.7	82.9	80.1
Selling, general & administrative	25.2	23.2	74.2	66.9
Amortization of purchased intangibles	2.4	2.3	7.2	4.6
Amortization of unearned stock-based compensation	3.4	3.4	11.0	6.5
Impairment of long-lived assets	—	(0.5)	(0.6)	26.5
Restructuring	—	6.1	2.8	6.1
In-process research and development	—	31.2	—	31.2
Other expenses (income)	—	2.5	(2.0)	2.5

Operating income (loss)	29.2	(28.9)	60.0	4.5
Gain on sale of investments	—	—	—	3.8
Interest income, net	5.3	3.7	13.1	10.2

Income (loss) from continuing operations before income taxes	34.5	(25.2)	73.1	18.5
Income tax provision (benefit) from continuing operations	7.3	(0.7)	15.7	(7.3)

Income (loss) from continuing operations	27.2	(24.5)	57.4	25.8
Discontinued operations
Income (loss) from discontinued operations, before taxes	—	(5.8)	—	1.1
Income tax provision (benefit) from discontinued operations	—	(0.8)	—	1.9

Income (loss) from discontinued operations	—	(5.0)	—	(0.8)

Net income (loss)	$27.2	$(29.5)	$57.4	$25.0

Earnings per share
Basic
Continuing operations	$0.19	$(0.17)	$0.40	$0.19
Discontinued operations	—	(0.04)	—	(0.01)

Net income (loss) per share	$0.19	$(0.21)	$0.40	$0.18

Diluted
Continuing operations	$0.19	$(0.17)	$0.40	$0.18
Discontinued operations	—	(0.04)	—	(0.01)

Net income (loss) per share	$0.19	$(0.21)	$0.40	$0.18

Weighted average shares
Basic	141.5	143.0	142.5	139.5

Diluted	144.1	143.0	144.9	142.1

Intersil Corporation

Financial Summary (Non-GAAP)

Unaudited

(In millions, except per share amounts and percentages)

	Quarter Ended		Three Quarters Ended
	Sep 30, 2005	Oct 1, 2004	Sep 30, 2005	Oct 1, 2004
Net sales	$157.2	$127.0	$424.4	$408.7

Gross margin	$88.4	$70.0	$236.3	$231.0
% of Sales	56.2%	55.1%	55.7%	56.5%

Research and development	$28.0	$28.2	$82.9	$79.6
Selling, general & administrative	25.2	22.7	74.2	66.4

Operating Income	$35.2	$19.1	$79.2	$85.0
% of Sales	22.4%	15.0%	18.7%	20.8%

Interest income	$5.3	$3.7	$13.1	$10.2

Pretax Income	$40.5	$22.8	$92.3	$95.2

Net income	$30.8	$16.2	$69.7	$70.4
% of Sales	19.6%	12.8%	16.4%	17.2%

Earnings Per Share
Basic	$0.22	$0.11	$0.49	$0.50
Diluted	$0.21	$0.11	$0.48	$0.50

Weighted Average Shares
Basic	141.5	143.0	142.5	139.5
Diluted	144.1	143.0	144.9	142.1

NOTE: This financial summary excludes amortization of intangibles and unearned compensation, unusual items, and income from discontinued operations. These adjustments are included in the Financial Bridge table.

Intersil Corporation

Financial Bridge: GAAP to Non-GAAP (Continuing Operations)

Unaudited

(In millions, except per share amounts)

	Quarter Ended		Three Quarters Ended
	Sep 30, 2005	Oct 1, 2004	Sep 30, 2005	Oct 1, 2004
Net income (loss) on GAAP basis:	$27.2	$(29.5)	$57.4	$25.0

Acquisition related expenses *	6.0	6.0	19.0	11.4
Impairment of long-lived assets	—	(0.5)	(0.6)	26.5
Restructuring & severance related expenses	—	6.1	2.8	6.1
In-process research and development	—	31.2	—	31.2
Windstorm related expenses (recoveries) and other unusual items	—	5.2	(2.0)	5.2
(Gain) on investments	—	—	—	(3.8)
(Income) loss from discontinued operations	—	5.8	—	(1.1)
Associated tax effects	(2.4)	(8.1)	(6.9)	(14.4)
Tax gain resulting from audit settlement	—	—	—	(15.7)

Net income on Non-GAAP basis:	$30.8	$16.2	$69.7	$70.4

Diluted Non-GAAP earnings per share	$0.21	$0.11	$0.48	$0.50

Diluted weighted average common shares outstanding	144.1	143.0	144.9	142.1

*	Includes amortization of unearned compensation and intangibles, $0.2M and $0.8M were included in cost of sales on the GAAP income statement in the quarter and three quarters ended Sep 30, 2005, respectively. Includes $0.3M of unearned compensation in cost of sales on the GAAP income statement for the three and nine month periods ended October 1, 2004.

Intersil Corporation

Balance Sheets

Unaudited

(In millions)

	Sep 30, 2005	Dec 31, 2004
Assets
Current Assets
Cash & short-term investments	$542.9	$523.0
Trade receivables, net	92.7	77.9
Inventories, net	92.7	96.5
Prepaid expenses and other current assets	13.2	14.6
Deferred income taxes	32.6	43.2

Total Current Assets	774.1	755.2
Other Assets
Property, plant & equipment, net	93.5	101.4
Intangible assets	1,463.9	1,478.8
Deferred income taxes	83.8	68.9
Long-term investments	148.5	168.9
Other	15.3	14.4

Total Other Assets	1,805.0	1,832.4

Total Assets	$2,579.1	$2,587.6

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$24.7	$18.4
Income taxes payable	61.8	56.2
Deferred revenue	10.4	11.4
Other accrued items	58.9	62.2

Total Liabilities	155.8	148.2

Total Shareholders’ Equity	2,423.3	2,439.4

Total Liabilities and Shareholders’ Equity	$2,579.1	$2,587.6